UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 22, 2011 (September 16, 2011)

Date of Report

(Date of earliest event reported)

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31740	51-0405729
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, N.E., Suite 2300 Atlanta, GA		30305
(Address of principal executive offices)		(Zip Code)

(404) 949-0700

(Registrant’s telephone number, including area code)

7690 West Cheyenne Ave., Suite 220,

Las Vegas, NV 89129

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

All as previously disclosed, on September 16, 2011, pursuant to an Agreement and Plan of Merger, dated March 9, 2011 (the “Merger Agreement”), by and among Citadel Broadcasting Corporation (“Citadel”), Cumulus Media Inc. (“Cumulus Media”), Cumulus Media Holdings Inc. (f/k/a Cadet Holding Corporation and Cadet Merger Corporation), an indirect wholly-owned subsidiary of Cumulus Media (“Merger Sub”), Merger Sub merged with and into Citadel with Citadel as the surviving corporation (the “Merger”). Citadel stockholders adopted the Merger Agreement at a special meeting of Citadel stockholders held on September 15, 2011. Upon the completion of the Merger, Citadel became an indirect wholly-owned subsidiary of Cumulus Media.

Pursuant to the Merger Agreement, and as of the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.001, and Class B common stock, par value $0.001, of Citadel (together, the “Citadel Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive, at the election of each Citadel stockholder, (i) $37.00 in cash, (ii) 8.525 shares of Cumulus Media Class A common stock, or (iii) a combination of cash and shares of Cumulus Media Class A common stock, in each case subject to proration (the “Merger Consideration”). In addition, each Citadel warrant outstanding as of the Effective Time (the “Citadel Warrants”) was deemed to have been surrendered for cancellation in exchange for (i) payment of the applicable cash consideration to which the holder thereof was entitled and (ii) a warrant to purchase Cumulus Media Class A common stock exercisable for the applicable shares of stock of Cumulus Media to which such holder of Citadel Warrants was entitled, in each case under the terms of the Merger Agreement.

Upon the consummation of the Merger, any outstanding Citadel option not exercised on or prior to the deadline for Citadel stockholders to have elected what type of merger consideration they desired to receive in the merger (the “Election Deadline”) was deemed exercised for the number of shares of Citadel Class A common stock equal to (i) the number of shares of Citadel Class A common stock subject to such option minus (ii) the number of shares of Citadel Class A common stock subject to such option which, when multiplied by the fair market value (as defined in the Citadel Broadcasting Corporation 2010 Equity Incentive Plan) of a share of Citadel Class A common stock as of the day that was one business day before the completion of the Merger, was equal to the aggregate exercise price of such option. Each resulting share of Citadel Class A common stock was converted into the right to receive the type of consideration selected by the majority of Citadel shares and Citadel Warrants for which an election was properly made (or deemed made), subject to proration.

In addition, upon the consummation of the Merger, each Citadel restricted stock award outstanding immediately prior to the consummation of the Merger was converted into the right to receive the Merger Consideration on the same terms and conditions as were applicable to such award immediately prior to the completion of the Merger, including with respect to vesting and the timing of payment on such restricted stock award.

Based on the elections by Citadel stockholders and warrant holders, and the application of the proration procedures provided for in the Merger Agreement, Cumulus Media paid a total of approximately $1.418 billion in cash and issued 23,419,745 shares of its Class A common stock and warrants to purchase 47,728,737 shares of its Class A common stock to Citadel securityholders in the Merger. As a result of the application of those proration procedures, Citadel stockholders and warrant holders who elected to receive cash in the Merger (or who did not make an election) received, per Citadel share or Citadel Warrant, as applicable, $30.40 in cash and 1.521 shares of (or warrants exercisable for) Cumulus Media common stock. Citadel stockholders and warrant holders who elected to receive stock in the Merger received, per Citadel share or warrant, as applicable, 8.525 shares of (or warrants exercisable for) Cumulus Media Class A common stock. Cumulus Media paid cash in lieu of issuing fractional shares of its Class A common stock as provided for, and pursuant to the procedures set forth in, the Merger Agreement.

The cash portion of the purchase price payable in the Merger was funded with cash on hand and available at Cumulus Media, as well as with proceeds from (i) $1.325 billion in borrowings under a new first lien term loan, $200.0 million in borrowings under a new first lien revolving credit facility and $790.0 million in borrowings under a new second lien term loan, and (ii) proceeds from the sale of $475.0 million in shares of Cumulus Media’s common stock, preferred stock and warrants to purchase common stock to certain investors in a private placement exempt from the registration requirements under the Securities Act of 1933.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.	Changes in Control of the Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Citadel became an indirect wholly-owned subsidiary of Cumulus and, accordingly, a change in control of Citadel occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to the Merger Agreement, at the Effective time, each of Farid Suleman, John L. Sander, William M. Campbell, III, Jonathan Mandel, Gregory Mrva and Doreen A. Wright ceased serving as members of Citadel’s board of directors and all committees thereof.

Pursuant to the Merger Agreement, at the Effective Time, Lewis W. Dickey, Jr., the Chairman, President and Chief Executive Officer of Cumulus Media, was appointed as the sole member of Citadel’s board of directors.

Pursuant to the Merger Agreement, at the Effective Time, each of Farid Suleman, president and chief executive officer; Randy L. Taylor, senior vice president and chief financial officer; Patricia Stratford, senior vice president – finance and administration; Judith A. Ellis, chief operating officer; and Hilary E. Glassman, senior vice president, general counsel and secretary; ceased serving an as officer of Citadel.

Pursuant to the Merger Agreement, at the Effective Time, Mr. Dickey was appointed as Chairman, President and Chief Executive Officer of Citadel. In addition, each of Joseph P. Hannan, Senior Vice President, Treasurer and Chief Financial Officer of Cumulus Media, Richard S. Denning, Senior Vice President, Secretary and General Counsel of Cumulus Media, John W. Dickey and Jon G. Pinch, each Executive Vice President and Co-Chief Operating Officer of Cumulus Media, and Linda A. Hill, Vice President, Corporate Controller and Chief Accounting Officer of Cumulus Media, were appointed to the same roles at Citadel.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and bylaws of Citadel were amended and restated. The changes to Citadel’s certificate of incorporation and bylaws relate to and are consistent with Citadel becoming a wholly-owned subsidiary of Cumulus Media and its ceasing to be a public reporting company. A copy of the fifth amended and restated certificate of incorporation and second amended and restated bylaws of Citadel are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated March 9, 2011, by and among Citadel Broadcasting Corporation, Cumulus Media Inc., Cumulus Media Holdings Inc. (f/k/a Cadet Holding Corporation) and Cadet Merger Corporation (incorporated by reference to the Current Report on Form 8-K filed by Citadel with the SEC on March 11, 2011)

3.1	Fifth Amended and Restated Certificate of Incorporation of Citadel Broadcasting Corporation

3.2	Second Amended and Restated Bylaws of Citadel Broadcasting Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

/s/ Joseph P. Hannan
Name:	Joseph P. Hannan
Title:	Senior Vice President, Treasurer
and Chief Financial Officer

Date: September 22, 2011

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Citadel Broadcasting Corporation

3.2	Second Amended and Restated Bylaws of Citadel Broadcasting Corporation